SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2004

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-15472	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Effective at 5:00 p.m. Eastern time on November 30, 2004 (the “Effective Time”), the Certificate of Incorporation of Environmental Power Corporation (the “Registrant”) was amended and restated (i) to effect a one-for-seven reverse split (the “Reverse Split”) of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”) and (ii) to reduce the number of shares of Common Stock which the Registrant is authorized to issue from 150,000,000 to 21,400,000 (the “Amendment”). Pursuant to the Amendment, each seven shares of Common Stock outstanding and held of record by each stockholder of the Registrant (including treasury shares) immediately prior to the Effective Time was reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof. The Registrant will not issue any fractional shares in connection with the Reverse Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled as a result of the Reverse Split, the Registrant will pay an amount in cash equal to such fractional share multiplied by $7.042, which is the average of the closing price of the Registrant’s Common Stock as reported on the OTC Bulletin Board for the five trading days ending on the November 29, 2004, the date immediately prior to the date on which the Effective Time occurred, as adjusted to reflect the Reverse Split. The Amendment does not otherwise alter the rights or preferences of the Common Stock.

The Registrant’s Common Stock began trading on a post-split basis on the OTC Bulletin Board effective December 2, 2004. In addition, effective December 2, 2004, the trading symbol for the Registrant’s Common Stock on the OTC Bulletin Board was changed from “POWR” to “EVPW”.

Additional information regarding the Reverse Split was included in the Registrant’s Current Report on Form 8-K dated November 19, 2004 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

3.01	Restated Certificate of Incorporation of the Registrant

99.01	Press Release, dated December 2, 2004

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ R. Jeffrey Macartney
R. Jeffrey Macartney
Chief Financial Officer

Dated: December 2, 2004

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